Core Scientific Secures $600 Million of Senior Secured Credit Facilities MIAMI, Florida, August 27, 2026 – Core Scientific, Inc. (Nasdaq: CORZ) (“Core Scientific” or the “Company”), a leader in digital infrastructure for high-density colocation (“HDC”), today announced that it has entered into $600 million of committed senior secured credit facilities, consisting of a $100 million revolving credit facility and $500 million letter of credit facility. The proceeds of borrowings under the revolving credit facility may be used for general corporate purposes and working capital needs. The letter of credit facility may be issued to provide credit support for specific project obligations under utility agreements and for other general corporate purposes of the Company and its subsidiaries. “We appreciate the group of financial institutions that worked with us to develop a financing solution tailored to the needs of our business,” said Jim Nygaard, Chief Financial Officer of Core Scientific. “The facilities are expected to release approximately $300 million of restricted cash, meaningfully improving our capital efficiency and financial flexibility as we pursue opportunities in a dynamic and rapidly evolving industry.” Borrowings under the revolving credit facility have a three-year maturity and will bear interest at either Adjusted Term Secured Overnight Financing Rate (“SOFR”) plus 1.75% or an alternate base rate plus 0.75%, at the Company’s election. Letters of credit issued under the letter of credit facility will carry an annual fee of 1.75% on outstanding amounts, as well as an annual 0.125% fronting fee. The Company’s obligations under the facilities are guaranteed by certain wholly owned domestic subsidiaries and secured by a first-priority lien on substantially all assets of the Company and the guarantors. Morgan Stanley Senior Funding, Inc. acted as Lead Left Arranger and Joint Bookrunner, and JPMorgan Chase Bank, N.A. serves as Administrative Agent, Collateral Agent, Joint Lead Arranger and Joint Bookrunner. Goldman Sachs and TD Securities (USA) LLC as Joint Lead Arrangers and Joint Bookrunners. At closing, commitments are expected to be allocated equally among Morgan Stanley, JPMorgan Chase Bank, N.A., Goldman Sachs and TD Securities.

-more- About Core Scientific, Inc. Core Scientific is a leader in designing, building and operating large scale, purpose-built data centers for high-density colocation (“HDC”) services. Core Scientific operates facilities for high-density colocation services serving artificial intelligence-related (“AI”) workloads and is a premier provider of digital infrastructure and services to its third- party customers. The majority of the Company's revenue is derived from high-density colocation services, with the remainder derived from earning digital assets for the Company's own account and from digital asset mining hosting services. The Company is in the process of repurposing its remaining mining facilities to support its high-density colocation services business as circumstances allow. Core Scientific’s facilities are located in Alabama (1), Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1), Oklahoma (1) and Texas (4). To learn more, visit www.corescientific.com. Special Note Regarding Forward-Looking Statements This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). Forward- looking statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the Company’s senior secured credit facilities, including the anticipated use of proceeds therefrom and the impact on the Company’s capital efficiency and financial flexibility. These statements are provided for illustrative purposes only and are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management. These forward-looking statements are not intended to serve, and must not be relied on by any investor, as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated or anticipated. These risks, assumptions and uncertainties include those described in the section titled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, and the Company’s other filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties

-end- materializes, or if underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. There may be additional risks that the Company could not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release and should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. Accordingly, you should not place undue reliance on these forward-looking statements, which speak only as of the date they are made. Please follow us on: https://www.linkedin.com/company/corescientific/ https://twitter.com/core_scientific https://www.youtube.com/@Core_Scientific Investors: ir@corescientific.com Media: press@corescientific.com